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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          May 18, 1999
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                          NORTHERN TRUST CORPORATION
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            (Exact name of registrant as specified in its charter)

                                   Delaware
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                (State or other jurisdiction of incorporation)

             0-5965                                   36-2723087
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    (Commission File Number)               (IRS Employer Identification No.)

Fifty South LaSalle Street, Chicago, Illinois                 60675
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  (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code        (312) 630-6000
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5.  Other Events

     Northern Trust Corporation in a news release dated May 18, 1999 announced the declaration of a quarterly cash dividend on shares of its common stock in the amount of 24 cents per share, payable July 1, 1999 to holders of record as of June 10, 1999.

The news release also reported that its Board of Directors increased the Corporation's common stock buy-back authorization by approximately 4.9 million shares, thus allowing the purchase in the future of up to an aggregate of 6.0 million shares of the Corporation's common stock. The Corporation expects to use this additional buy-back authorization principally to purchase shares needed for its stock option and other stock incentive programs. An average of approximately
1.5 million shares has been required annually for these purposes since the beginning of 1997.

Item 7.  Financial Statements and Exhibits

    (c)  Exhibits:

         Exhibit 99  Additional Exhibits:  Northern Trust Corporation News
                                           Release dated May 18, 1999.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NORTHERN TRUST CORPORATION
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                                              (Registrant)


                                            Perry R. Pero
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                                       By:  Perry R. Pero
                                            Senior Executive Vice President
Date:  May 18, 1999                         and Chief Financial Officer

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                                 EXHIBIT INDEX
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Number    Description                                Page Number Herein
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
(99)      Northern Trust Corporation News Release          Page 4
          dated May 18, 1999.

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